Exhibit 99.2

Eargo, Inc. Welcomes Patient Square Capital As New Majority Owner Following Rights Offering

SAN JOSE, Calif., Nov 29, 2022 – Eargo, Inc. (Nasdaq: EAR) (“Eargo” or “the Company”), a medical device company on a mission to improve the quality of life of people with hearing loss, is pleased to announce today that Patient Square Capital (“Patient Square”) has become the majority equity owner of the Company. Patient Square’s equity ownership of Eargo resulted from the conversion of Patient Square’s senior secured convertible notes per its previously announced investment in June 2022 and following the recent closing of Eargo’s successful rights offering of common stock.

Patient Square now holds approximately 316.4 million shares of Eargo, or approximately 76.3% of the Company’s outstanding common stock.  As a result of the conversion of Patient Square’s convertible notes, Eargo currently has no debt for borrowed money outstanding. Together with the gross proceeds from subscriptions in the rights offering, Eargo raised total net proceeds of approximately $32.3 million pursuant to the rights offering, including an additional investment of $5.5 million by Patient Square and after deducting approximately $2.5 million in estimated offering-related expenses. The Company plans to use these net proceeds for working capital purposes and to fund the Company’s omni-channel growth strategy.

Christian Gormsen, President and Chief Executive Officer of Eargo, said: “The ownership and support of Patient Square Capital, which we believe is one of the most well-respected investment firms in the health care industry, underscores their commitment to our long-term success and demonstrates their belief in our technology, mission and growth strategy.”

Nearly 45 million adults in the United States suffer from hearing loss, but only approximately 25% own hearing aids, primarily because of cost, fear of stigma or inconvenience. Eargo has developed six generations of virtually invisible, completely-in-canal (“CIC”), FDA-regulated hearing aids that are offered direct to consumers online. In October of this year, FDA regulations establishing a new regulatory category of over-the-counter (“OTC”) hearing aids became effective, allowing people with mild to moderate hearing loss to buy OTC hearing aids without supervision, prescription or other order, involvement or intervention of a licensed practitioner, whether online, at retail locations or over the phone.

“Eargo’s innovative technology, established telecare infrastructure, and direct-to-consumer experience position the Company well for future growth, particularly now that the new FDA rules are increasing patient access and that the Company has a strengthened balance sheet,” said Justin Sabet-Peyman, Managing Director at Patient Square Capital. “We are excited to partner with Eargo’s talented team as the majority owner in the Company to continue executing on Eargo’s mission of improving the lives of people with hearing loss.”

About Eargo
Eargo is a medical device company on a mission to improve hearing health. Our innovative products and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost. We believe our Eargo hearing aids are the first virtually invisible, rechargeable, completely-in-canal, FDA-regulated, Class I or Class II exempt devices indicated to compensate for mild to moderate hearing loss. Our differentiated, consumer-first approach empowers consumers to take control of their hearing. Consumers can purchase online, at retail locations or over the phone and get personalized and convenient consultation and support from hearing professionals via phone, text, email or video chat. Eargo hearing aids are offered to consumers at approximately half the cost of competing hearing aids purchased through traditional channels in the United States.

Eargo’s sixth generation device, Eargo 6, is an FDA Class II exempt hearing device featuring Sound Adjust technology that automatically optimizes the soundscape as the user moves between environments. Eargo 6 is available for purchase here.

About Patient Square Capital
Patient Square Capital (www.patientsquarecapital.com) is a dedicated health care investment firm that partners with best-in-class management teams whose products, services and technologies improve health. Patient Square utilizes deep industry expertise, a broad network of relationships and a true partnership approach to make investments in companies grow and thrive. Patient Square invests in businesses that strive to improve patient lives, strengthen communities, and create a healthier world. Patient Square’s team of industry-leading executives is differentiated by the depth of focus in health care, the breadth of health care investing experience, and the network it can activate to drive differentiated outcomes.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding the Company’s use of net proceeds and future growth. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks, uncertainties and assumptions related to: the extent to which we may be able to validate processes to support the submission of claims for reimbursement from the FEHB program in the future, if at all, and our ability to maintain or increase insurance coverage of our hearing aids; the timing or results of ongoing claims audits and medical records reviews by third-party payors; the extent of losses from hearing aids delivered to customers from September 21, 2021 until December 8, 2021; the impact of third-party payor audits and the regulatory landscape for hearing aid devices on our business and results of operations; our expectations concerning additional orders by existing customers; our expectations regarding the potential market size and size of the potential consumer populations for our products and any future products, including insurance coverage of Eargo hearing aids; our ability to release new hearing aids and the anticipated features of any such hearing aids; developments and projections relating to our competitors and our industry, including competing products; our ability to maintain our competitive technological advantages against new entrants in our industry; the pricing of our hearing aids; our expectations regarding the ability to make certain claims related to the performance of our hearing aids relative to competitive products; our expectations with regard to changes in the regulatory landscape for hearing aid devices, including the implementation of the new over-the-counter hearing aid regulatory framework; and our estimates regarding the COVID-19 pandemic, including but not limited to, its duration and its impact on our business and results of operations. These and other risks are described in greater detail under the section titled “Risk Factors” contained in Eargo’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the company’s other filings with the Securities and Exchange Commission. Any forward-looking statements in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, are based on current expectations, forecasts and assumptions, and speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Eargo Investor Contact
Nick Laudico
Senior Vice President of Corporate Strategy and Investor Relations
ir@eargo.com

Media for Patient Square Capital
Zach Kouwe/Doug Allen
Dukas Linden Public Relations
646-722-6530
PatientSquare@DLPR.com